Exhibit 99.1

IAC and Match Group Complete Full Separation

NEW YORK and DALLAS, July 1, 2020—IAC (NASDAQ: IAC) and Match Group (NASDAQ: MTCH) today announced the successful completion of the separation of Match Group from the remaining businesses of IAC. As a result of the separation, Match Group’s dual class voting structure has been eliminated and the interest in Match Group formerly held by IAC is now held directly by IAC’s shareholders. Starting today, “new” IAC will trade under the symbol “IAC” and “new” Match Group under the symbol “MTCH.”

In the quarter century since Barry Diller took the helm of IAC—then a collection of television stations called Silver King Communications worth $250 million—the company has grown into 10 separate publicly-traded businesses, including Match Group. IAC and its progeny are collectively worth nearly $60 billion today.

The transaction allows a smaller, more nimble IAC to shape a new generation of category leaders—from both the seeds existing within IAC’s portfolio and the pursuit of entirely new opportunities.

Match Group’s combination of category leadership, growth, and cash flow is virtually unrivaled; as a standalone company Match Group now benefits from increased strategic flexibility, enhanced trading liquidity and the eligibility for index inclusion. With a market cap of $30 billion, Match Group is the largest business IAC has separated in its 25-year history. Since Match Group’s initial public offering in 2015, the company has more than doubled subscribers and revenue. Match Group’s flagship product, Tinder, is the highest grossing non-gaming app worldwide, with a global presence.

“This is just the largest transaction at the core of our strategy throughout these 25 years,” said Barry Diller, Chairman and Senior Executive of IAC. “Be opportunistic, be balance sheet conservative, build up enterprises and when they deserve independence let them have it. Be a conglomerate and an anti-conglomerate, a business model that has been unique to us.”

“Back to work again,” said Joey Levin, CEO of IAC and Executive Chairman of Match Group, “this is the fun part.”

Said Match Group CEO Shar Dubey, “This is a momentous occasion for Match Group, as we are the largest IAC success story to date. Our team is phenomenal, and we are ready to continue growing our businesses, investing in new bets, and expanding our footprint in new markets. We have a proven track record here, and we look forward to taking it to the next level.”

As of today, IAC and Match Group each stand on their own as distinct and thriving companies, both well positioned for future growth and organized to continue building.

Details

Upon close of the transaction, IAC shareholders received one share of “new” IAC common stock and 2.1584 shares of “new” Match Group common stock for each share of IAC common stock held immediately prior to the transaction. In addition, IAC received $838 million of cash representing $3 per share of Match Group common stock previously held by IAC and the aggregate cash consideration not elected by Match Group public shareholders. IAC expects to receive an additional $1.4 billion in proceeds from the sale of shares of New Match common stock, which is expected to close later today.

Pre-transaction shareholders of Match Group (other than IAC) received one share of “new” Match Group common stock plus either (i) $3.00 per share in cash or (ii) 0.0337 of a share of “new” Match Group common stock worth $3.00, based on a Match Group stock price of $88.9466 calculated in accordance with the transaction agreement, for each share of Match Group common stock held immediately prior to the transaction.

About IAC

IAC (NASDAQ: IAC) builds companies. We are guided by curiosity, a questioning of the status quo, and a desire to invent or acquire new products and brands. From the single seed that started as IAC over two decades ago have emerged 10 public companies and generations of exceptional leaders. We will always evolve, but our basic principles of financially-disciplined opportunism will never change. IAC today operates Vimeo, Dotdash and Care.com, among many others, and also has majority ownership ANGI Homeservices, which includes HomeAdvisor, Angie’s List and Handy. The Company is headquartered in New York City and has business operations and satellite offices worldwide.

About Match Group

Match Group (NASDAQ: MTCH), through its portfolio companies, is a leading provider of dating products available globally. Our portfolio of brands includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish®, and OurTime®, as well as a number of other brands, each designed to increase our users’ likelihood of finding a meaningful connection. Through our portfolio companies and their trusted brands, we provide tailored products to meet the varying preferences of our users. Our products are available in over 40 languages to users all over the world.

Forward-Looking Statements

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to IAC’s and Match’s anticipated financial performance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that IAC and Match intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by IAC’s and Match’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. IAC and Match undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: risks and uncertainties discussed in the joint proxy statement/prospectus and other reports that IAC and Match have filed with the SEC; competition; Match’s ability to maintain user rates on its higher-monetizing dating products; the companies’ ability to attract users to their products and services through cost-effective marketing and related efforts; changes in the companies’ relationship with (or policies implemented by) Google; foreign currency exchange rate fluctuations; the companies’ ability to distribute their products through third parties and offset related fees; the integrity and scalability of the companies’ systems and infrastructure (and those of third parties) and the companies’ ability to adapt their systems and infrastructure to changes in a timely and cost-effective manner; the companies’ ability to protect their systems from cyberattacks and to protect personal and confidential user information; risks relating to certain of the companies’ international operations and acquisitions; the impact of the outbreak of the COVID-19 coronavirus, or any subsequent or similar epidemic or pandemic; the risks inherent in separating Match from IAC, including uncertainties related to, among other things, the costs of the separation, whether the parties will be able to realize expected benefits of the separation on the anticipated timeline or at all, any litigation arising out of or relating to the proposed transaction, the expected tax treatment of the transaction, and the impact of the transaction on the businesses of IAC and Match; and other circumstances beyond IAC’s and Match’s control. You should not place undue reliance on these forward-looking statements. For more details on factors that could affect these expectations, please see IAC’s and Match’s filings with the SEC, including the joint proxy statement/prospectus.

Contact Us

IAC Investor Relations
Mark Schneider
(212) 314-7400

Match Group Investor Relations
Lance Barton
(212) 314-7400

IAC Corporate Communications
Valerie Combs
(212) 314-7361

Match Group Corporate Communications
Justine Sacco
(212) 314-7400

SOURCE IAC; Match Group

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